EXHIBIT 99.1

Coherent Corp. 375 Saxonburg Blvd. Saxonburg, PA 16056-9499

PRESS RELEASE

COHERENT CORP. MOVES TO THE NYSE

COHERENT CORP. ANNOUNCES TRANSFER OF COMMON STOCK AND SERIES A MANDATORY CONVERTIBLE PREFERRED STOCK LISTINGS TO THE NEW YORK STOCK EXCHANGE

PITTSBURGH, Feb. 8, 2023 (GLOBE NEWSWIRE) – Coherent Corp. (Nasdaq: COHR) (“Coherent,” “We” or the “Company”), a global leader in materials, networking, and lasers, today announced that it is transferring the listing of its common stock and its 6.00% Series A Mandatory Convertible Preferred Stock to the New York Stock Exchange (the “NYSE”) from The Nasdaq Stock Market LLC (“Nasdaq”).

The Company expects that its common stock and 6.00% Series A Mandatory Convertible Preferred Stock will cease trading on Nasdaq at the close of trading on Wednesday, February 22, 2023. The Company expects that its common stock and 6.00% Series A Mandatory Convertible Preferred Stock will begin trading on the NYSE on Thursday, February 23, 2023, under the ticker symbols of “COHR” and “IIVI”, respectively.

“It is exciting for us at Coherent to join the NYSE, one of the world’s most prestigious trading platforms. Our company has undergone a tremendous period of transformation, and this move is part of that,” said Dr. Vincent D. Mattera, Jr., Chair and CEO. “We look forward to a fruitful relationship as our company continues to grow and we deliver greater shareholder value, and we thank the Nasdaq for their support since our IPO in 1987.”

Forward-looking Statements

This press release contains forward-looking statements relating to future events and expectations that are based on certain assumptions and contingencies, including statements regarding the Company’s continued growth and the delivery of greater shareholder value. The forward-looking statements are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and relate to the dates on which trading of the Company’s common stock and Series A Mandatory Convertible Preferred Stock are expected to cease on Nasdaq and commence on the NYSE. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance, or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures.

The Company believes that all forward-looking statements made by it in this press release have a reasonable basis, but there can be no assurance that management’s expectations, beliefs, or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include but are not limited to: (i) the failure of any one or more of the assumptions stated herein to prove to be correct; and (ii) the risks relating to forward-looking statements and other “Risk Factors” discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022, and additional risk factors that may be identified from time to time in filings of the Company. The Company disclaims any obligation to update information contained in these forward-looking statements, whether as a result of new information, future events or developments, or otherwise.

About Coherent

Coherent empowers market innovators to define the future through breakthrough technologies, from materials to systems. We deliver innovations that resonate with our customers in diversified applications for the industrial, communications, electronics, and instrumentation markets. Headquartered in Saxonburg, Pennsylvania, Coherent has research and development, manufacturing, sales, service, and distribution facilities worldwide. For more information, please visit us at coherent.com.

Contact

Mary Jane Raymond

Treasurer and Chief Financial Officer

investor.relations@coherent.com

coherent.com/company/investor-relations

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coherent.com | T. 724 352 4455	1